Exhibit 99.1

200 Powell Place Brentwood, TN 37027 AmericanAddictionCenters.org

Investor Contact:	Tripp Sullivan	Media Contact:	Joy Sutton
	SCR Partners		(615) 587-7728
	(615) 760-1104		Mediarequest@contactAAC.com
IR@contactAAC.com

AAC Holdings to Increase Payor and Geographic Diversification with

Agreement to Acquire AdCare in New England

BRENTWOOD, Tenn. – (September 13, 2017) AAC Holdings, Inc. (NYSE: AAC) announced today that it has reached a definitive agreement to acquire AdCare, Inc. (“AdCare”), its affiliates and associated real estate assets for total consideration of $85 million. Through this acquisition, AAC accelerates its longstanding plan to diversify into government pay, leverage an existing outpatient and business development presence in New England and continue the expansion of its hospital strategy.

AdCare, founded in 1986, is one of the leading providers of addiction treatment in New England with over 6,000 hospital and residential admissions and over 115,000 outpatient visits per year. AdCare’s facilities being acquired include a 114-bed hospital for substance abuse treatment including detoxification and rehabilitation services and five outpatient centers in Massachusetts and a 52-bed (46 currently licensed) residential treatment center and two outpatient centers in Rhode Island. AdCare’s unique hospital setting allows the company to treat the most acute patients while offering step-down capability to longer residential care and outpatient services. AdCare Criminal Justice Services (“ACJS”) provides substance abuse treatment programs to inmates, criminal offenders not sentenced to jail or inmates following release from jail under contracts with state criminal justice agencies. In addition, the acquisition will include the purchase of 1-800-ALCOHOL™, a nationally recognized referral phone line, and other toll-free numbers that together generate approximately 50,000 calls per year.

AdCare generated revenue of $51 million for the twelve months ended June 30, 2017, with Adjusted EBITDA of $8.5 million. AdCare’s revenues during this period were approximately 59% related to Medicare reimbursement, 22% from in-network contracts and 19% from Medicaid reimbursement.

The transaction is currently anticipated to close in the first half of 2018 and is subject to regulatory review and customary closing conditions. The transaction is anticipated to be financed through a combination of proceeds from the issuance of an incremental term loan under AAC’s senior secured loan facility, cash on hand, seller financing and $5 million of restricted shares of AAC common stock.

Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings, said, “We are excited to announce the agreement with AdCare and accelerate our plans to further diversify our business by payor, region and treatment type. AdCare provides exceptional treatment services to New Englanders and has done so for over 30 years. David Hillis, Sr. and AdCare’s strong management team have extensive experience running both hospital and local market based outpatient centers, two focus areas of growth for AAC. In addition to the near-term benefits of combining our existing operations in New England with AdCare, we will look to AdCare’s management team and internal resources to help AAC expand into government pay options in select AAC markets. AdCare is an ideal, strategic fit within the AAC platform. We look forward to welcoming the talented and dedicated AdCare employees to the AAC family,” noted Mr. Cartwright.

David Hillis, Sr., CEO and Chairman of the Board of AdCare, added, “We selected AAC after getting to know its leadership team, visiting its treatment centers and spending time at AAC’s corporate offices, all of which gave us the opportunity to appreciate the platform AAC has built. Most importantly, we are pleased to convey that AAC shares the same commitment to clinical excellence as AdCare and that AAC is the ideal partner to build upon the AdCare legacy. By joining AAC, we will be in a better position to battle the opioid crisis and meet the treatment needs in the markets we serve.” It is currently anticipated that Mr. Hillis, who is the former Chairman of the National Association of Addiction Treatment Providers, will join AAC’s board of directors following the closing of the transaction.

Credit Suisse acted as financing advisor to AAC; Bass, Berry & Sims PLC acted as legal counsel and Krokidas & Bluestein LLP and Nixon Peabody, LLP acted as state regulatory counsel to AAC. Coker Capital Advisors and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. acted as financial and legal advisor, respectively, to AdCare.

Transaction Conference Call

The Company will host a conference call and live audio webcast, both open for the general public to hear, later today at 5:00 p.m. CT to discuss the AdCare transaction and a related financial presentation posted on the Company’s Investor Relations page. The number to call for this interactive teleconference is (412) 542-4144. A replay of the conference call will be available through September 20, 2017, by dialing (412) 317-0088 and entering the replay access code, 10112015.

The live audio webcast of the Company’s conference call will be available online at ir.americanaddictioncenters.org. The online replay will be available on the website one hour after the call.

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient and outpatient substance abuse treatment services. We treat clients who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. We currently operate substance abuse treatment facilities located throughout the United States. These facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.org or follow us on Twitter @AAC_Tweet.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning AAC Holdings, Inc.’s (collectively with its subsidiaries; “Holdings” or the “Company”) possible or assumed future results of operations, including descriptions of Holdings’ revenues, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements. These risks, uncertainties and other factors include, without limitation: (i) the ability to consummate and realize the benefits of the proposed acquisition; (ii) uncertainties regarding the timing of the closing of the acquisition; (iii) the failure or inability of either AAC or AdCare to satisfy closing conditions or obtain approvals necessary to close the transaction; (iv) unexpected costs or delays associated with efforts to obtain the regulatory or other approvals necessary to close the transaction; (v) unexpected difficulties and expenditures in connection with integration programs; (vi) risks and uncertainties in litigation or investigative proceedings, whether or not related to the transaction; (vii) the availability of financing; (viii) incurrence of additional debt in connection with the transaction, as well as other risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure you that the forward-looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward looking statements.